Exhibit 1

Transactions in Securities of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Sale of Class A Common Stock	(172,735)	15.3570	07/31/2025
Sale of Class A Common Stock	(165,782)	17.9090	09/23/2025
Sale of Class A Common Stock	(1,234,215)	17.8500	09/23/2025
Sale of Class A Common Stock	(762,429)	17.7500	09/24/2025
Sale of Class A Common Stock	(18,073)	17.8500	09/24/2025

STARBOARD VALUE AND OPPORTUNITY S LLC

Sale of Class A Common Stock	(22,740)	15.3570	07/31/2025
Sale of Class A Common Stock	(21,825)	17.9090	09/23/2025
Sale of Class A Common Stock	(47,491)	17.8500	09/23/2025
Sale of Class A Common Stock	(110,349)	17.7500	09/24/2025
Sale of Class A Common Stock	(2,616)	17.8500	09/24/2025

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

Sale of Class A Common Stock	(9,532)	15.3570	07/31/2025
Sale of Class A Common Stock	(9,148)	17.9090	09/23/2025
Sale of Class A Common Stock	(19,906)	17.8500	09/23/2025
Sale of Class A Common Stock	(46,253)	17.7500	09/24/2025
Sale of Class A Common Stock	(1,096)	17.8500	09/24/2025

STARBOARD X MASTER FUND LTD

Sale of Class A Common Stock	(58,422)	15.3570	07/31/2025
Sale of Class A Common Stock	(56,070)	17.9090	09/23/2025
Sale of Class A Common Stock	(122,011)	17.8500	09/23/2025
Sale of Class A Common Stock	(283,502)	17.7500	09/24/2025
Sale of Class A Common Stock	(6,720)	17.8500	09/24/2025

STARBOARD VALUE LP

(Through the Starboard Value LP Account)

Sale of Class A Common Stock	(36,571)	15.3570	07/31/2025
Sale of Class A Common Stock	(35,099)	17.9090	09/23/2025
Sale of Class A Common Stock	(76,377)	17.8500	09/23/2025
Sale of Class A Common Stock	(177,467)	17.7500	09/24/2025
Sale of Class A Common Stock	(4,207)	17.8500	09/24/2025